10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund:
Health Care Fund
Security:
AGA MEDICAL
Advisor:
EIMCO
Transaction Date:
10/21/2009
Cost:
65,000.00
Offering Purchase:
0.4720%
Broker :
Merrill Lynch
Underwriting Syndicate Members:
Bofa Merrill Lynch
Wells Fargo
Deutsche


Fund:
Utility and Telecom
Security:
FIRST POTOMAC
Advisor:
EIMCO
Transaction Date:
3/17/2010
Cost:
$200,000
Offering Purchase:
3.6364%
Broker :
KeyBank
Underwriting Syndicate Members:
Keybanc Capital Markets
BMO Capital Markets
Wells Fargo & Co
Raymond James

Fund:
Utility and Telecom
Security:
EQT
Advisor:
EIMCO
Transaction Date:
3/10/2010
Cost:
$75,000
Offering Purchase:
0.6000%
Broker :
JP Morgan
Underwriting Syndicate Members:
Wells Fargo
Barclays
Deutsche Bank